Exhibit (e)1(i)
SCHEDULE A
Distribution Agreement
GMO TRUST
40 Rowes Wharf, Boston, MA 02110

	Series	Class
1	U. S. Core Equity Fund	III, IV, V, VI, M
2	Tobacco-Free Core Fund	III
3	U.S. Quality Equity Fund	III, IV, V, VI
4	U.S. Intrinsic Value Fund	III
5	U.S. Growth Fund	III, M
6	U.S. Small/Mid Cap Value Fund	III
7	U.S. Small/Mid Cap Growth Fund	III
8	Real Estate Fund	III
9	International Intrinsic Value Fund	II, III, IV, M
10	International Growth Equity Fund	III, IV
11	International Core Equity Fund	III, IV, VI
12	Global Growth Fund	III
13	Developed World Stock Fund	III, IV
14	Currency Hedged International Equity Fund	III
15	Foreign Fund	II, III, IV, M
16	Foreign Small Companies Fund	III, IV
17	International Small Companies Fund	III
18	Emerging Markets Fund	III, IV, V, VI
19	Emerging Countries Fund	III, M
20	Domestic Bond Fund	III, VI
21	Core Plus Bond Fund	III, IV
22	International Bond Fund	III
23	Strategic Fixed Income Fund	III, VI
24	Currency Hedged International Bond Fund	III
25	Global Bond Fund	III
26	Emerging Country Debt Fund	III, IV
27	Short-Duration Investment Fund	III
28	Short-Duration Collateral Share Fund	III
29	Inflation Indexed Plus Bond Fund	III, VI
30	U.S. Equity Allocation Fund	III
31	International Equity Allocation Fund	III
32	International Opportunities Equity Allocation Fund	III
33	Global Equity Allocation Fund	III
34	World Opportunities Equity Allocation	III
35	Global Balanced Asset Allocation Fund	III
36	Strategic Opportunities Allocation Fund	III
37	Benchmark-Free Allocation Fund	III
38	Alpha Only Fund	III, IV
39	Tax-Managed U.S. Equities Fund	III
40	Tax-Managed International Equities Fund	III
41	U.S. Treasury Fund	N/A
42	Asset Allocation Bond Fund	III, VI
43	International Asset Allocation Bond Fund	III, VI
# of portfolios